                                                                    Exhibit 99.4

Case Name: Aerovox, Inc.                                                                                           FORM OPR-3
Case No.:  01-14680 jnf                                                         Month Ended:


                                             Total        Current        1-30 days      31-60 days     61-90 days     over 90 days
                                             -----        -------        ---------      ----------     ----------     ------------

Date of Filing: June 6, 2001                 9,303,471   6,088,757       2,842,502        675,132          17,641         (320,561)
 Allowance for Doubtful Accounts              (470,686)

Month: June 30, 2001                         9,542,941   6,438,689       2,490,616        846,193         104,622         (337,179)
 Allowance for Doubtful Accounts              (470,686)

Month: July 28, 2001                         8,296,232   4,814,921       2,358,455        797,296         641,114         (315,554)
 Allowance for Doubtful Accounts              (489,852)

Month: August 25, 2001                       8,653,189   4,420,852       2,607,154        696,463         688,539          240,181
 Allowance for Doubtful Accounts            (1,289,852)

Month: September 29, 2001                    8,252,242   3,991,003       2,384,440        790,148         489,623          597,028
 Allowance for Doubtful Accounts            (1,304,057)

Month: October 27, 2001
 Allowance for Doubtful Accounts

Please note: Days aged denotes past due, i.e. 1-30 days past due.